UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2009 (November 18, 2009)

PACIFIC ASIA PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52770	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Avenue
Hartsdale, New York 10530

(Address of principal executive offices) (Zip Code)

(914) 472-6070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into A Material Definitive Agreement.

On November 18, 2009, Pacific Asia Petroleum, Inc. (the “Company”) announced that it has entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with CAMAC Energy Holdings Limited and certain of its affiliates pursuant to which the Company agreed to acquire all of CAMAC’s interest in a Production Sharing Contract (the “PSC”) with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”).  The PSC sets out the terms of agreement in relation to petroleum operations in the area covered by the Oil Mining Lease 120 and Oil Mining Lease 121 granted on August 28, 2002 by the Federal Republic of Nigeria to affiliates of CAMAC with respect to Oil Prospecting License Block 210 awarded to Allied on June 3, 1992 by the Federal Republic of Nigeria.  In exchange for the Contract Rights, the Company has agreed to pay $38.84 million in cash, and issue common stock to CAMAC equal to 62.74% of the Company’s issued and outstanding common stock.

The transaction is expected to close during the first quarter of 2010, and is subject to the satisfaction of customary conditions to Closing, including, without limitation:  (i) the negotiation and entry by the parties into certain other agreements as set forth in the Purchase Agreement in forms reasonably satisfactory to the parties; (ii) the Company’s consummation of a financing on terms reasonably acceptable to CAMAC resulting in gross proceeds of at least USD $45 million to the Company; and (iii) the approval of the Company’s stockholders of the Purchase Agreement and the transactions contemplated thereby.  In addition, for a period commencing on the Closing and ending the date that is one (1) year following the Closing, the parties agree that the Board of Directors of the Company will consist of seven (7) members, four (4) of whom will be nominated by CAMAC, and three (3) of whom shall be current Company directors.  The Purchase Agreement also contains other customary terms, including, but not limited to, representations and warranties, indemnification and limitation of liability provisions, termination rights, and break-up fees if either party terminates under certain circumstances.  The Company has not entered into any agreements regarding the required financing.  If the Company is unable to consummate the required financing, agree upon the terms of the other required agreements between the parties or satisfy any of the other closing conditions set forth in the Purchase Agreement, the Company may be unable to consummate the transactions described in the Purchase Agreement.

The foregoing summary of the material terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 1.01.

Item 3.02.                      Unregistered Sales of Equity Securities.

As described above in Item 1.01 of this Current Report on Form 8-K, pursuant to the Purchase Agreement, the Company has agreed to issue common stock to CAMAC equal to 62.74% of the Company’s issued and outstanding common stock at Closing.  The common stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  The common stock will be issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act.

The information pertaining to the Company’s common stock in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 7.01                       Regulation FD Disclosure

On October 5, 2009, the Company issued a Current Report on Form 8-K disclosing under Item 7.01 that Molopo Australia Ltd. (“Molopo”) issued an S708A Compliance Notice and Disclosure under Section s708A of the Corporations Act 2001 of the Commonwealth of Australia wherein Molopo disclosed that it was in negotiations with the Company in respect of the sale of Molopo's 26.1% interest in Fortune Liulin Gas Company Limited, which entity is a party to a production sharing contract covering the Liulin coal bed methane block.  The Company and Molopo have mutually terminated these negotiations.

On November 23, 2009, the Company issued a press release announcing the entry into the Purchase Agreement and certain related matters.  A copy of the Company’s press release, dated November 23, 2009, announcing the entry into the Purchase Agreement and certain related matters is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01 to this Current Report on Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 or Exhibit 99.1 to this Form 8-K shall not be deemed an admission as to the materiality of any information in Item 7.01 to this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated November 18, 2009, by and among Pacific Asia Petroleum, Inc., CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited, and Allied Energy Plc.
99.1	Press Release, dated November 23, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ASIA PETROLEUM, INC.
Dated: November 23, 2009	By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated November 18, 2009, by and among Pacific Asia Petroleum, Inc., CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited, and Allied Energy Plc.
99.1	Press Release, dated November 23, 2009.